                                                                                                         Exhibit 21

                                                   Subsidiaries

Name                                                          Jurisdiction of Incorporation

Midland Credit Management, Inc.                                        Kansas
Midland Receivables 98-1 Corporation                                   Delaware
Midland Funding 98-A Corporation                                       Delaware
Midland Receivables 99-1 Corporation                                   Delaware
Midland Acquisition Corporation                                        Delaware
MRC Receivables Corporation                                            Delaware
Midland Funding NCC-1 Corporation                                      Delaware
Midland Funding NCC-2 Corporation                                      Delaware